UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2025

PREMIER FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Ohio	0-26850	34-1803915
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

601 Clinton Street

Defiance, Ohio 43512

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(419) 785-8700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	PFC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed by Wesbanco, Inc., a West Virginia corporation (“Wesbanco”), successor by merger to Premier Financial Corp. (“Premier” or the “registrant”), an Ohio corporation in connection with the consummation on February 28, 2025 (the “Effective Date”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of July 25, 2024 (the “Merger Agreement”), by and between Premier, Premier Bank, an Ohio state-chartered bank and wholly owned subsidiary of Premier, Wesbanco and Wesbanco Bank, Inc. (“Wesbanco Bank”), a West Virginia banking corporation and a wholly-owned subsidiary of WesBanco.

Item 1.01	Entry into a Material Definitive Agreement.

On the Effective Date, in connection with the closing of the Merger, Premier, Wesbanco and Wilmington Trust Company, as trustee (“WTC Trustee”), entered into a First Supplemental Indenture (the “Trust I Supplemental Indenture”) pursuant to which, among other things, Wesbanco assumed Premier’s obligations under that certain Indenture, dated as of October 28, 2005, between Premier (f/k/a First Defiance Financial Corp.) and the WTC Trustee, which established and provided for the issuance of Premier’s Floating Rate Junior Subordinated Debentures due December 15, 2035.

On the Effective Date, in connection with the closing of the Merger, Premier, Wesbanco and U.S. Bank Trust Company, National Association, as trustee (“USBTC Trustee”), entered into a First Supplemental Indenture (First Defiance Statutory Trust II) (the “Trust II Supplemental Indenture”) pursuant to which, among other things, Wesbanco assumed Premier’s obligations under that certain Indenture, dated as of March 30, 2007, between Premier (f/k/a First Defiance Financial Corp.) and the USBTC Trustee (as successor to LaSalle National Bank Association), which established and provided for the issuance of Premier’s Junior Subordinated Deferrable Interest Debentures.

On the Effective Date, in connection with the closing of the Merger, Premier, Wesbanco and USBTC Trustee as trustee, entered into a Second Supplemental Indenture (the “Second Supplemental Indenture”) pursuant to which, among other things, Wesbanco assumed Premier’s obligations under that certain Indenture, dated as of September 30, 2020, as supplemented by that certain First Supplemental Indenture dated September 30, 2020, between Premier and USBTC Trustee, which established and provided for the issuance of Premier’s $50.0 million of its 4.00% Fixed-to-Floating Rate Subordinated Notes due 2030.

The foregoing descriptions of the Trust I Supplemental Indenture, the Trust II Supplemental Indenture and the Second Supplemental Indenture are qualified in their entirety by reference to the full text of the respective indentures, which are filed as Exhibits 4.1, 4.2, and 4.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, and effective as of 6:00 p.m. on the Effective Date (the “Effective Time”), Premier was merged with into Wesbanco, with Wesbanco as the surviving entity (the “Merger”). Immediately following the Merger, Premier Bank, a wholly owned subsidiary of Premier, was merged with and into Wesbanco Bank, a wholly owned subsidiary of Wesbanco (the “Bank Merger”), with Wesbanco Bank as the surviving entity in the Bank Merger.

Pursuant to the Merger Agreement, immediately prior to or at the Effective Time:

•

each share of Premier common stock, $0.01 par value per share (“Premier Common Stock”), issued and outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive 0.80 (the “Exchange Ratio”) shares of common stock, $2.0833 par value per share, of Wesbanco (“Wesbanco Common Stock”), with cash to be paid in lieu of any fractional shares of Wesbanco Common Stock (collectively, the “Merger Consideration”);

•

except as otherwise provided in the Merger Agreement, each outstanding and unexercised Net Option Share granted by Premier to purchase shares of Premier common stock, whether vested or unvested, was cancelled and terminated and converted into the right to receive a cash payment equal to the product of the Exchange Ratio multiplied by the Average Closing Price. “Net Option Share” means the product of (x) such number of shares of Premier Common Stock underlying the option multiplied by (y) the amount by which the volume weighted average trading price of WesBanco’s common stock during the twenty trading day period ending on the later (the “Average Closing Price”) of (i) the first date on which all necessary bank regulatory approvals or non-objections have been received (disregarding any waiting period) or (ii) the date on which Premier’s shareholders approve the Merger Agreement, exceeds the exercise price per share of such option, divided by (z) such Average Closing Price.

•

(i) each Premier equity award subject to time-based vesting or other time-based lapse restriction, other than Premier’s outstanding stock options, that was unvested and outstanding, vested and was cancelled and converted into the right to receive the merger consideration for each share of Premier Common Stock underlying such equity award, less applicable tax withholdings and (ii) each Premier equity award subject to a performance-based vesting condition, other than Premier’s outstanding stock options, that was unvested and outstanding, vested with any performance-based vesting condition deemed to have been met at target or as otherwise provided in the Merger Agreement), and in each case cancelled and converted into the right to receive the Merger Consideration for each share of Premier Common Stock underlying such equity award, less applicable tax withholdings.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated by reference as Exhibit 2.1 to this Current Report on Form 8-K.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

As a result of the Merger, Premier no longer fulfills the listing requirements of The Nasdaq Stock Market LLC (“Nasdaq”). In connection with the closing of the Merger, Premier notified Nasdaq that the Merger had been completed and requested that Nasdaq (i) suspend trading of Premier Common Stock on Nasdaq, (ii) withdraw Premier Common Stock from listing on Nasdaq prior to the open of trading on March 3, 2025, and (iii) file with the SEC a notification of removal from listing on Form 25 to delist Premier Common Stock from Nasdaq and deregister Premier Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, Premier Common Stock will no longer be listed on Nasdaq.

Additionally, Wesbanco, as successor to Premier, intends to file with the SEC as promptly as possible a certification on Form 15 requesting the termination of registration of Premier Common Stock under Section 12(g) of the Exchange Act and the suspension of Premier’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification of Rights of Security Holders.

At the Effective Time, each holder of a certificate or book-entry share representing any shares of Premier Common Stock ceased to have any rights with respect thereto, except the right to receive the Merger Consideration described above and subject to the terms and conditions set forth in the Merger Agreement.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of the Registrant.

At the Effective Time, Premier was merged with and into Wesbanco pursuant to the Merger Agreement, with Wesbanco as the surviving entity.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 3.03, Item 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, as a result of the Merger, Premier ceased to exist as a separate entity and Premier’s directors and executive officers ceased serving as directors and executive officers of Premier.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Second Amended and Restated Articles of Incorporation and the Seconded Amended and Restated Code of Regulations, as amended, of Premier ceased to be in effect by operation of law and the organizational documents of Wesbanco (as successor to Premier by operation of law) remained the Amended and Restated Articles of Incorporation, as amended December 11, 2024, and the Bylaws, as amended and restated as of May 4, 2021, of Wesbanco, consistent with the terms of the Merger Agreement. Copies of the Restated Articles of Incorporation, as amended, and the Bylaws, as amended, of WESBANCO are filed as Exhibits 3.1(a), 3.1(b), 3.1(c) and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits   The following exhibit index lists the exhibits that are either filed or furnished with this Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 25, 2024, by and among Wesbanco, Inc. Wesbanco Bank, Inc., Premier Financial Corp and Premier Bank. (incorporated by reference to Exhibit 2.1 to Wesbanco Inc.’s Current Report on Form 8-K filed with the SEC on July 26, 2024).*

3.1(a)	Articles of Amendment to the Articles of Incorporation of Wesbanco, Inc., and Restated Articles (incorporated by reference to Exhibit 3.2 of Wesbanco, Inc.’s Annual Report on Form 10-K filed with the SEC on February 28, 2020).

3.1(b)	Articles of Amendment to the Restated Articles of Incorporation of Wesbanco, Inc. (incorporated by reference to Exhibit 3.1 of Wesbanco, Inc.’s Current Report on Form 8- K filed with the SEC on August 11, 2020).

3.1(c)	Articles of Amendment to the Amended and Restated Articles of Incorporation of Wesbanco, Inc. (incorporated by reference to Exhibit 3.1 of Wesbanco, Inc.’s Current Report on Form 8-K filed with the SEC on December 11, 2024).

3.2	Bylaws of Wesbanco, Inc., as amended and restated May 4, 2021 (incorporated by reference to Exhibit 3.1 of Wesbanco, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on May 6, 2021).

4.1	First Supplemental Indenture, dated as of February 28, 2025, by and among Premier Financial Corp., Wesbanco, Inc. and Wilmington Trust Company, as trustee.

4.2	First Supplemental Indenture (First Defiance Statutory Trust II), dated as of February 28, 2025, by and among Premier Financial Corp., Wesbanco, Inc. and U.S. Bank Trust Company, National Association as trustee.

4.3	Second Supplemental Indenture, dated as of February 28, 2025, by and among Premier Financial Corp., Wesbanco, Inc. and U.S. Bank Trust Company, National Association as trustee.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). Wesbanco, Inc., as successor to Premier Financial Corp., agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESBANCO, INC.
As successor by merger to Premier Financial Corp.

Date: March 3, 2025

	By:	/s/ Daniel K. Weiss, Jr.
	Name:	Daniel K. Weiss, Jr.
	Title:	EVP & CFO